Exhibit (i)(2)


                              DORSEY & WHITNEY LLP

    MINNEAPOLIS             PILLSBURY CENTER SOUTH            BRUSSELS
     NEW YORK               220 SOUTH SIXTH STREET           COSTA MESA
      SEATTLE          MINNEAPOLIS, MINNESOTA 55402-1498      BILLINGS
      DENVER               TELEPHONE: (612) 340-2600            FARGO
 WASHINGTON, D.C.             FAX: (612) 340-2868             HONG KONG
 NORTHERN VIRGINIA             www.dorseylaw.com             GREAT FALLS
    DES MOINES                                                ROCHESTER
      LONDON                                                    TOKYO
     ANCHORAGE                                                MISSOULA
  SALT LAKE CITY                                              VANCOUVER
                                                              SHANGHAI


                               September ___, 2001

First American Strategy Funds, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

         We have acted as counsel to First American Strategy Funds, Inc., a Minnesota corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following series and classes of the Company's common shares, par value $0.01 per share, which are also known by the names set forth opposite their respective series and class designations:

           Series and Class             Name
           ----------------             ----
           Series A, Class Two          Strategy Income Fund, Class A
           Series A, Class Three        Strategy Income Fund, Class B
           Series A, Class Four         Strategy Income Fund, Class C
           eries A, Class Five          Strategy Income Fund, Class Y
           Series B, Class Two          Strategy Growth and Income Fund, Class A
           Series B, Class Three        Strategy Growth and Income Fund, Class B
           Series B, Class Four         Strategy Growth and Income Fund, Class C
           Series B, Class Five         Strategy Growth and Income Fund, Class Y
           Series C, Class Two          Strategy Growth Fund, Class A
           Series C, Class Three        Strategy Growth Fund, Class B
           Series C, Class Four         Strategy Growth Fund, Class C
           Series C, Class Five         Strategy Growth Fund, Class Y
           Series D, Class Two          Strategy Aggressive Growth Fund, Class A
           Series D, Class Three        Strategy Aggressive Growth Fund, Class B
           Series D, Class Four         Strategy Aggressive Growth Fund, Class C
           Series D, Class Five         Strategy Aggressive Growth Fund, Class Y
           Series E, Class One          Strategy Global Growth Fund, Class A
           Series E, Class Two          Strategy Global Growth Fund, Class B
           Series E, Class Three        Strategy Global Growth Fund, Class C
           Series E, Class Four         Strategy Global Growth Fund, Class Y

           Series E, Class Five         Strategy Global Growth Fund, Class S

The shares of the Company referred to above are referred to herein collectively as the "Shares."

         We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

         In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion.

         Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

         In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Dorsey & Whitney LLP

JDA/cmq